Exhibit 99.1

Sadot Group, Inc. Reports Second Quarter 2025 Results
Fifth Consecutive Quarter of Positive Net Income and EBITDA ,
Gross Margin increased to 4.4%

BURLESON, Texas, August 14, 2025 (ACCESSWIRE) - Sadot Group Inc. (Nasdaq: SDOT) (“Sadot Group”, “Sadot” or the “Company”), an emerging player in the global food supply chain sector, today announced its financial results for the second quarter ended June 30, 2025. Chief Executive Officer, Haggai Ravid and Chief Financial Officer, Paul Sansom will host a conference call at 11:00am EDT / 8:00am PDT on August 15, 2025, to review the results. All interested parties are invited to join this call. The quarterly financial statements for the three and six months ended June 30, 2025, are available on the “investors” section of the Company’s website (www.sadotgroupinc.com/sec-filings) and can also be found on www.sec.gov.

Second Quarter 2025 Financial Highlights
•Consolidated revenues of $114.3 million
•Net income of $0.4 million
•EBITDA of $1.7 million
•Dilutive EPS of $0.07
•Working capital surplus of $24.2 million
•Gross Margin of 4.4%

Strategic and Operational Highlights
•Company posted its fifth consecutive quarter with positive net income and EBITDA
•Completed 26 transactions of over 200,000 metric tons of agri-commodities throughout 7 different countries during the second quarter.
•Gross margins increased to 4.4% representing a 100 basis point improvement as the Company focused on specialty commodities and commodity trades in our Canadian subsidiary and both of these areas historically have produced higher margins.
•Haggai Ravid joined as CEO on May 28, 2025
•Paul Sansom joined as CFO on August 1, 2025
•Strategic investment in an Indonesian carbon project. Company acquired a 37.5% equity stake in the Special Development Group (SDG), which is a local entity holding full project rights in formal partnership with 11 indigenous coastal communities across the Riau archipelago in Indonesia. The project focuses on the restoration and long-term protection of peatland and mangrove ecosystems. SDG has advised that this carbon project initiative is expected to generate between 1.1 and 1.2 million high-integrity carbon credits in its first issuance cycle.

All numbers disclosed in this report are the amounts attributable to Sadot Group Inc. and exclude the portion related to the non-controlling interests. All share based numbers are split adjusted.

Webcast Details

Date: Friday, August 15, 2025
Time: 11:00 am EDT/ 8:00 am PDT
To register, please use the following link:

https://www.webcaster4.com/Webcast/Page/3084/52841

* Please note that when logging into the Webcast, individuals must, when prompted to, “allow video and audio” access to their device to view and hear the call.

About Sadot Group Inc.

Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.

Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.

Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.

Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the world. For more information, please visit www.sadotgroupinc.com.

Sadot Group, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2025	December 31, 2024
	$’000	$’000
ASSETS
Current assets:
Cash	422	1,786
Accounts receivable, net of allowance for doubtful accounts of $0.4 million and $0.1 million as of June 30, 2025 and December 31, 2024, respectively	44,136	18,014
Inventory	49	717
Assets held for sale	4,927	5,196
Other current assets	69,185	126,966
Total current assets	118,719	152,679
Property and equipment, net	11,766	11,820
Other non-current assets	144	155
Total assets	130,629	164,654
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	34,419	28,019
Notes payable, current, net of discount of $1.1 million and $0.9 million as of June 30, 2025 and December 31, 2024, respectively	11,239	7,390
Deferred revenue, current	—	2,251
Liabilities held for sale	2,146	2,333
Other current liabilities	46,722	92,177
Total current liabilities	94,526	132,170
Notes payable, non-current	66	—
Other non-current liabilities	98	111
Total liabilities	94,690	132,281
Equity:
Common stock, $0.0001 par value, 20,000,000 shares authorized, 6,810,403 and 5,225,147 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	114,923	112,406
Accumulated deficit	(81,860)	(83,187)
Accumulated other comprehensive loss	(84)	(27)
Total Sadot Group Inc. shareholders' equity	32,980	29,193
Non-controlling interest	2,959	3,180
Total stockholders’ equity	35,939	32,373
Total liabilities and stockholders’ equity	130,629	164,654

Sadot Group, Inc.
Condensed Consolidated Statement of Operations and Other Comprehensive Income/ (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000
Commodity sales	114,338	173,293	246,506	279,800
Other revenues	52	—	52	—
Cost of goods sold	(109,403)	(167,505)	(235,559)	(271,202)
Gross profit	4,987	5,788	10,999	8,598
Depreciation and amortization expenses	(27)	(92)	(54)	(183)
Stock-based expenses	(419)	(1,921)	(1,847)	(2,717)
Sales, general and administrative expenses	(2,771)	(1,701)	(5,852)	(3,093)
Income from operations	1,770	2,074	3,246	2,605
Interest expense, net	(1,237)	(1,008)	(2,778)	(1,236)
Change in fair value of stock-based compensation	—	1,214	778	1,691
Loss on debt extinguishment	(192)	—	(192)	—
Income for continuing operations before income tax	341	2,280	1,054	3,060
Income tax expense	—	(5)	—	(7)
Net income for continuing operations	341	2,275	1,054	3,053
Discontinued Operations:
Income / (loss) for discontinued operations, net of income tax	(55)	42	52	(1,049)
Net income / (loss) for discontinued operations	(55)	42	52	(1,049)
Net income	286	2,317	1,106	2,004
Net loss attributable to non-controlling interest	103	52	221	100
Net income attributable to Sadot Group Inc.	389	2,369	1,327	2,104

Net income from continuing operations per share attributable to Sadot Group Inc.:
Basic	0.08	0.53	0.23	0.73
Diluted	0.08	0.45	0.23	0.62

Net income/ (loss) from discontinued operations per share:
Basic	(0.01)	0.01	0.01	(0.24)
Diluted	(0.01)	0.01	0.01	(0.21)

Weighted-average # of common shares outstanding:
Basic	5,813,911	4,423,432	5,521,706	4,305,822
Diluted	5,824,521	5,123,047	5,525,222	5,111,103

Sadot Group, Inc.
Condensed Consolidated Statement of Operations and Other Comprehensive Income/ (Loss) (Continued)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000
Net income	286	2,317	1,106	2,004
Other comprehensive income / (loss)
Foreign exchange translation adjustment	(59)	3	(57)	3
Unrealized gain / (loss)	88	(126)	—	(186)
Total other comprehensive income / (loss)	29	(123)	(57)	(183)
Total comprehensive income	315	2,194	1,049	1,821
Comprehensive loss attributable to non-controlling interest	103	52	221	100
Total comprehensive income attributable to Sadot Group Inc.	418	2,246	1,270	1,921

Sadot Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2025	2024
	$’000	$’000
Cash Flows from Operating Activities
Net income	1,106	2,004
Adjustments to reconcile net income / (loss) to net cash (used in) / provided by operating activities:
Depreciation and amortization	54	183
Amortization of debt discount	1,178	—
Stock-based expenses	1,847	2,717
Gain / (loss) on fair value remeasurement	—	—
Change in fair value of stock-based compensation	(778)	(1,691)
Bad debt expense	317	353
Loss on debt extinguishment	192	—
Changes in operating assets and liabilities:
Accounts receivable, net	(26,439)	27,733
Inventory	668	(173)
Other current assets	57,676	(47,660)
Other non-current assets	—	46,333
Accounts payable and accrued expenses	6,520	(19,481)
Other current liabilities	(45,457)	39,684
Other non-current liabilities	—	(46,048)
Deferred revenue	(2,251)	6,505
Total adjustments	(6,473)	8,457
Net cash provided by / (used in) operating activities	(5,367)	10,461
Net cash provided by operating activities - discontinued operations	124	115
Cash Flows from Investing Activities
Purchases of property and equipment	—	(7)
Disposal of property and equipment	—	10
Net cash provided by investing activities	—	3
Net cash provided by investing activities - discontinued operations	—	29
Cash Flows from Financing Activities
Proceeds from notes payable	10,002	3,500
Repayments of notes payable	(6,024)	(5,440)
Net cash provided by / (used in) financing activities	3,978	(1,940)
Net cash used in financing activities - discontinued operations	(42)	(69)
Foreign exchange translation adjustment	(57)	3
Net Increase (Decrease) in Cash	(1,364)	8,602
Cash – beginning of period	1,786	1,354
Cash – end of period	422	9,956

Reconciliations of EBITDA and Other Non-GAAP Measures
EBITDA and EBITDA Margin are non-GAAP measures. The Company defines EBITDA as Net loss, adjusted for depreciation, amortization, interest income / (expense), and income taxes. The Company believes that EBITDA and EBITDA Margin, (collectively, the “Non-GAAP Measures”) are useful metrics for investors to understand and evaluate its operating results and ongoing profitability because they permit investors to evaluate its recurring profitability from its ongoing operating activities.

EBITDA and EBITDA Margin, have certain limitations, and you should not consider them in isolation or as a substitute for analysis of its results of operations as reported under U.S. GAAP. The Company cautions investors that amounts presented in accordance with its definitions of any of the Non-GAAP Measures may not be comparable to similar measures disclosed by other issuers, because some issuers calculate certain of the Non-GAAP Measures differently or not at all, limiting their usefulness as direct comparative measures.
The following table presents a reconciliation of EBITDA from the most comparable U.S. GAAP measure, Net loss, and the calculations of the Net loss margin and EBITDA Margin for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000
Net income	286	2,317	1,106	2,004
Adjustments to EBITDA:
Depreciation and amortization expenses	27	92	54	183
Interest expense, net	1,237	1,008	2,778	1,236
Income tax expense	—	5	—	7
EBITDA	1,550	3,422	3,938	3,430
EBITDA attributable to non-controlling interest	103	52	221	100
EBITDA attributable to Sadot Group Inc.	1,653	3,474	4,159	3,530
Gross Profit	4,987	5,788	10,999	8,598
Gross Profit attributable to Sadot Group Inc.	5,090	5,840	11,220	8,698

Net income margin attributable to Sadot Group Inc.	0.3%	1.3%	0.4%	0.7%
EBITDA margin attributable to Sadot Group Inc.	1.4%	2.0%	1.7%	1.3%

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.
Investor Relations:
Email - IR@sadotco.com